UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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MLIG Variable Insurance Trust

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MLIG VARIABLE INSURANCE TRUST
1700 Merrill Lynch Drive, Pennington, NJ 08534
ROSZEL/MARSICO LARGE CAP GROWTH PORTFOLIO
INFORMATION STATEMENT
March 3, 2008
THIS INFORMATION STATEMENT DOES NOT RELATE TO A MEETING OF THE PORTFOLIO’S SHAREHOLDERS OR TO ANY ACTION BY SHAREHOLDERS. THIS INFORMATION STATEMENT IS NOT A PROXY STATEMENT AND THE TRUST IS NOT SOLICITING PROXIES. PLEASE DO NOT SEND US A PROXY.
This information statement is being furnished on behalf of the board of trustees (the “Board”) of the MLIG Variable Insurance Trust (the “Trust”) by Merrill Lynch Life Insurance Company (“MLLIC”) and ML Life Insurance Company of New York (“MLLICNY”) to owners of certain variable annuity and variable life insurance contracts (“variable contracts”) issued by MLLIC and MLLICNY, respectively. As of December 14, 2007, each such variable contract had contract value allocated to a separate account of MLLIC or MLLICNY and was invested in shares of the Trust representing an interest in the Roszel/Marsico Large Cap Growth Portfolio (the “Portfolio”), an investment portfolio of the Trust.
Marsico Capital Management, LLC (“Marsico”) is the investment subadviser for the Portfolio. Marsico was formerly a wholly-owned subsidiary of Bank of American Corporation. On June 14, 2007, Bank of American Corporation announced that it had agreed to sell Marsico back to its founder, Thomas Marsico (the “Transaction”).
To the extent that the Transaction may be deemed to be a technical “assignment” (as defined under the Investment Company Act of 1940, as amended (the “1940 Act”)) of the subadvisory agreement between Roszel Advisors, LLC (“Roszel Advisors”) and Marsico (the “Old Agreement”) because of a change in the ownership of Marsico, the Old Agreement would terminate in accordance with the terms of the 1940 Act. In anticipation of the Transaction, on September 20, 2007, the Board, at an “in person” meeting, considered the details of the Transaction and the services provided by Marsico and determined that it wished to retain Marsico as the subadviser to the Portfolio after the completion of the Transaction. Thus, at the September 20th meeting, the Board approved a new subadvisory agreement on behalf of the Portfolio between Roszel Advisors and Marsico to take effect immediately after the completion of the Transaction (the “New Agreement”). The Transaction was completed on December 14, 2007.
The Board approved the New Agreement, dated December 14, 2007, without shareholder approval pursuant to an exemptive order issued to the Trust and the Trust’s investment manager, Roszel Advisors, by the Securities and Exchange Commission on November 19, 2002 (the “exemptive order”). The exemptive order permits Roszel Advisors, subject to oversight by the Board, to hire new subadvisers with which it is not affiliated, and to make certain changes to existing subadvisory contracts, without obtaining shareholder approval.

Pursuant to the terms of the exemptive order, this information statement is being provided to owners of variable contracts (“contract owners”). This information statement describes the circumstances surrounding the Board’s approval of the New Agreement and provides you with an overview of its terms. Contract owners do not need to take any action; this statement is provided for your information only. The approximate mailing date of this information statement is March 11, 2008.
GENERAL INFORMATION
MLIG Variable Insurance Trust
The Trust is a statutory trust organized in the state of Delaware on February 14, 2002. It is registered with the SEC under the Investment Company Act of 1940 (the “1940 Act”) as an open-end management investment company. The Trust is comprised of twenty-four separate investment portfolios, each of which is, in effect, a separate mutual fund. The Trust issues a separate series of shares of beneficial interest for each portfolio representing fractional undivided interests in that portfolio.
The Trust currently offers each series of its shares to one or more separate accounts of MLLIC and MLLICNY as funding vehicles for certain variable annuity or variable life insurance contracts issued by MLLIC or MLLICNY through the separate accounts. The Trust does not offer its shares directly to the public. Each separate account, like the Trust, is registered with the SEC as an investment company and a separate prospectus, which accompanies the prospectus for the Trust, describes the separate account and the variable contracts issued through it.
Although the Board includes as members only trustees who are not “interested persons” as defined in the 1940 Act (“independent trustees”), certain officers of the Trust are also officers of Roszel Advisors. J. David Meglen serves as the vice president of the Trust and also serves as vice president and chief operating officer of Roszel Advisors. Ann Strootman serves as treasurer and chief financial officer of the Trust and also serves as the treasurer of Roszel Advisors. Barry Skolnick serves as the secretary and chief compliance officer of the Trust and also serves as chief compliance officer of Roszel Advisors.
Voting Securities and Beneficial Ownership
Although shareholders are not being asked to approve or disapprove or otherwise vote on any matter discussed in this information statement, the following generally describes voting rights of shareholders and contract owners.
With regard to Portfolio matters for which the 1940 Act requires a shareholder vote, MLLIC and MLLICNY vote such shares in accordance with instructions received from owners of variable contracts having a voting interest in a MLLIC or MLLICNY separate account investing in the Portfolio. Each share has one vote for each dollar (and fractional vote for each fraction of a dollar) of net asset value and votes are counted on an aggregate basis except as to matters where the interests of the Portfolio differ from those of other portfolios (such as approval of an investment management agreement or a change in the Portfolio’s fundamental investment restrictions). In such a case, the voting is on a portfolio-by-portfolio basis. Shares held by a separate account for which no instructions are received are voted by MLLIC and MLLICNY for or against any propositions, or in abstention, in the same proportion as shares for which instructions have been received.

Because of this voting system, it is possible that a relatively small number of contract owners could determine the outcome of a vote. However, neither MLLIC nor MLLICNY will vote its shares if it does not receive voting instructions attributable to at least 10% of the shares that it holds.
The table below sets forth the Portfolio’s net asset value per share and number of outstanding shares as of December 14, 2007:

	Net Asset Value Per Share	Shares Outstanding
Roszel/Marsico Large Cap Growth Portfolio	$13.84	5,526,942.107
As of December 14, 2007, the following insurance company separate accounts owned more than 5% of the Portfolio:

Account	Percentage of Ownership
Merrill Lynch Life Variable Annuity Separate Account C	5.8%
Merrill Lynch Life Variable Annuity Separate Account A	94.2%
As of December 14, 2007, no contract owners owned variable contracts that individually or in the aggregate had a total interest in the Portfolio of greater than 5%.
As of December 14, 2007, the Trust’s officers and trustees, as a group, beneficially owned as contract owners less than a 1% interest in the Portfolio.
Roszel Advisors
Pursuant to an investment management agreement first approved by the Board on June 5, 2002, and most recently reapproved on March 16, 2007, and subject to the authority of the Board, Roszel Advisors serves as the Trust’s investment manager. The investment management agreement was approved by the original shareholder of the Trust on July 1, 2002. Roszel Advisors is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Roszel Advisors is a wholly-owned subsidiary of Merrill Lynch Insurance Group, Inc. Its principal business address is 1700 Merrill Lynch Drive, Pennington, NJ 08534.
Roszel Advisors is responsible for the overall management of the Trust and for retaining subadvisers to manage the assets of each portfolio according to its investment objective and strategies. Roszel Advisors has engaged at least one subadviser for each portfolio to act as that portfolio’s investment subadviser to provide day-to-day portfolio management.
The Portfolio pays Roszel Advisors a management fee based on the average daily net assets of the Portfolio at the annual rate of 0.80%. The Trust has entered into an expense limitation agreement with Roszel Advisors whereby Roszel Advisors agrees to reimburse each portfolio to the extent total operating expenses (excluding interest, taxes, brokerage commissions, expenses in the form of fees paid to the Trust service providers by brokers in connection with directed brokerage arrangements, other expenditures that are capitalized in accordance with generally accepted accounting principles, dividends payable on securities sold short and other expenses related to short sales, and extraordinary expenses not incurred in the ordinary course of each Portfolio’s business) exceed certain limits.

The current limit for the Portfolio is 1.10% as an annual rate of average daily net assets. The expense limitation agreement is effective through April 30, 2008, and is expected to continue from year to year, provided the continuance is approved by the Trust’s Board.
Section 15(a) of the 1940 Act generally requires that a majority of the Portfolio’s outstanding voting securities approve any subadvisory agreement for the Portfolio. However, the exemptive order permits Roszel Advisors to use a “manager of managers” approach to selecting and supervising subadvisers to manage the investments of the Portfolio and, on behalf of the Trust, to enter into and materially amend subadvisory agreements without shareholder approval.
Using the “manager of managers” approach, Roszel Advisors selects subadvisers based on continuing quantitative and qualitative evaluation of their skills and proven abilities in managing assets pursuant to a particular investment style. Pursuant to the exemptive order, Roszel Advisors may replace the Portfolio’s subadviser, or add another subadviser for the Portfolio, without imposing the costs and delays of obtaining shareholder approval.
INVESTMENT SUBADVISER
Marsico Capital Management, LLC
Marsico has served as the subadviser to the Portfolio since July 1, 2005. As of December 31, 2007, Marsico had approximately $106 billion in assets under management. Its principal business address is 1200 17th Street, Suite 1600, Denver, CO 80202.
Thomas F. Marsico, Chief Investment Officer, manages the Portfolio. Mr. Marsico has over 21 years of experience as a securities analyst and a portfolio manager. Mr. Marsico holds a B.A. from the University of Colorado and an M.B.A. from the University of Denver.
Appendix A lists the principal executive officer and directors of Marsico. Appendix B lists other funds managed by Marsico with an investment objective similar to that of the Portfolio.
INVESTMENT SUBADVISORY AGREEMENTS
Information Concerning the Subadvisory Agreements
The following discussion of the New Agreement is qualified in its entirety by reference to the form of the agreement, which is attached hereto as Exhibit A.
The New Agreement is materially identical to the Old Agreement with the exception of the effective date. Thus, the duties that Marsico is required to perform under the New Agreement are the same as it was required to perform under the Old Agreement.
Pursuant to the New Agreement, Marsico manages the investment and reinvestment of the Portfolio’s assets, subject to the oversight and supervision by Roszel Advisors and the officers and the Board.

Under the terms of the New Agreement, Marsico furnishes continuously an investment program for the Portfolio and determines, from time to time, in its discretion, the securities and other investments to be purchased or sold or exchanged and what portions of the Portfolio should be held in various securities, cash or other investments. In this connection, Marsico provides Roszel Advisors and the Trust’s officers and trustees with such reports and documentation as the latter should reasonably request regarding Marsico’s management of the Portfolio’s assets.
The New Agreement provides that Marsico is authorized to consider, in the selection of brokers and dealers to execute Portfolio transactions, not only the available prices and rates of brokerage commissions but also other relevant factors, which may include, without limitation, the execution capabilities of such brokers and dealers, research, custody and other services provided by such brokers and dealers which Marsico believes will enhance its general portfolio management capabilities, the size of the transaction, the difficulty of execution, the operational facilities of such brokers and dealers, the risk to such a broker or dealer of positioning a block of securities, and the overall quality of brokerage and research services provided by such brokers and dealers. Pursuant to the New Agreement, Marsico is authorized to aggregate purchase and sale orders for securities held (or to be held) in the Portfolio with similar orders being made on the same day for other client accounts or portfolios managed by Marsico. Moreover, Marsico’s services under the New Agreement are not exclusive, and Marsico is permitted to provide the same or similar services to other clients.
The New Agreement provides that Marsico is not liable to Roszel Advisors, the Portfolio, the Trust or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that are sustained in the purchase, holding or sale of any security, except for willful misfeasance, bad faith or gross negligence on the part of Marsico or its officers, directors or employees, or reckless disregard by Marsico of its duties under the New Agreement.
The New Agreement may be terminated at any time without the payment of any penalty, by the Board, or by vote of a majority of the outstanding shares of the class representing an interest in the Portfolio on sixty days written notice to Roszel Advisors and Marsico, or by Roszel Advisors, or by Marsico, on sixty days written notice to the other. The New Agreement automatically terminates in the event of its assignment or in the event of the termination of the investment advisory agreement between Roszel Advisors and the Trust.
The New Agreement provides that for the services rendered, the facilities furnished and the expenses assumed by Marsico, Roszel Advisors will pay Marsico a monthly fee based on the average daily net assets of the Portfolio at the annual rate of 0.40%. Such subadvisory fee is accrued daily and paid to Marsico monthly. These are the same fee provisions that were included in the Old Agreement.
Subadvisory Fees
For the year ended December 31, 2006, Marsico received $22,781 for subadvisory services to the Portfolio. This is the same amount that would have been paid had the New Agreement been in effect during the same time period.

Board Consideration of the Marsico Subadvisory Agreement
Upon the recommendation of Roszel Advisors, at the September 20, 2007 meeting, the Board voted, on behalf of the Portfolio, to approve the New Agreement between Roszel Advisors and Marsico to take effect immediately after the completion of the Transaction. At the September 20, 2007 meeting, the Board was presented with information that the Transaction would have no impact on Marsico’s ability to provide subadvisory services to the Portfolio and that Marsico’s reasons for entering into the Transaction were to preserve its autonomy and to be able to compensate its employees effectively. Based on this information, the Board, with the assistance of independent counsel, concluded that the determinations it made at the March 16, 2007 meeting with respect to the approval of the Old Agreement were still valid, and the Board decided to approve the New Agreement based on the same determinations.
At the March 16, 2007 meeting, the Board reviewed information prepared by both Roszel Advisors and Marsico. In addition, the Board also evaluated information contained in a report prepared by an independent consultant that consisted of detailed information for the Portfolio, including fee, expense, and performance information. This report also ranked the Portfolio with a group compiled by the independent consultant consisting of a selected group of comparable funds (“Comparable Group”), and a group compiled by the independent consultant consisting of all registered investment companies underlying variable insurance products that are managed in the same investment style as the Portfolio (“Competitor Group”).
The following discussion is not intended to be all-inclusive. With respect to the Old Agreement, the Board, with the assistance of independent counsel, reviewed a variety of factors and considered a significant amount of information. In view of the broad scope and variety of these factors and information, the Board did not find it practicable to, and did not, make specific assessments of, quantify, or otherwise assign relative weights to the specific factors considered in reaching its conclusions and determinations to approve the Old Agreement. The Board did not identify any particular information that was all-important or controlling. The approval determination was made on the basis of each trustee’s business judgment after consideration of all of the factors taken as a whole, although individual trustees may have given different weights to certain factors and assigned various degrees of materiality to conclusions made.
Specifically, the Board reviewed information that included: (1) the nature, extent, and quality of the portfolio management services that Marsico has been providing to the Portfolio and that Marsico is expected to provide to the Portfolio in the future; (2) Marsico’s investment process; (3) the historical performance record of the Portfolio; (4) the structure of Marsico and its ability to provide services to the Portfolio, based on its financial condition as well as the credentials, reputation, background and investment experience of its personnel; (5) the anticipated costs of services provided and profits expected to be realized by Marsico from serving as a subadviser to the Portfolio; (6) any indirect benefits (such as soft dollars) Marsico would receive as a result of serving as a subadviser to the Portfolio; (7) the extent to which economies of scale would be realized as the Portfolio grows and whether fee levels reflect any economies of scale for the benefit of shareholders; and (8) the subadvisory fee to be paid by the Portfolio compared to the subadvisory fee paid by similar portfolios.

In its evaluation, the Board considered that Marsico is responsible for managing the investment operations and the composition of the Portfolio, including the purchase, retention and disposition of the investments, securities and cash contained in the Portfolio, in accordance with the Portfolio’s investment objective and strategies as stated in the Trust’s Prospectus and statement of additional information, as from time to time in effect. In connection with these responsibilities and duties, the Board considered the fact that Marsico is responsible for (1) providing investment research and supervision of the Portfolio’s investments and conducting a continuous program of investment evaluation and, if appropriate, sales and reinvestment of the Portfolio’s assets; (2) furnishing Roszel Advisors or the Trust with statistical information in respect of the investments that the Portfolio may hold or contemplates purchasing, as Roszel Advisors or the Trust may reasonably request; (3) apprising the Trust of important developments materially affecting the Portfolio and furnishing the Trust from time to time such information as it may believe appropriate for this purpose; and (4) implementing all purchases and sales of investments for the Portfolio in a manner consistent with its policies.
In considering the performance of the Portfolio, the Board noted that the Portfolio had outperformed its benchmark, the Russell 1000 Growth Index, since Marsico became its subadviser on July 1, 2005.
In reviewing performance, the Board also considered the small relative size of the Portfolio and the fact that the Portfolio is designed for use in the Consults Annuity and, therefore, is designed to be subadvised by investment managers that are part of the Merrill Lynch Consults managed brokerage account program (the “Consults Program”), a portfolio management program available to individual investors, so that investors have similar options for investment managers under both the Consults Annuity and the Consults Program.
Given the factors noted above, at the March 16, 2007 meeting, the Board concluded that there was a reasonable basis on which to conclude that Marsico would be able to continue to provide satisfactory investment subadvisory services to the Portfolio.
When considering the subadvisory fee, the Board noted that the Portfolio’s overall management fee was one of the lowest in both its Comparable Group and its Competitor Group, ranking the 2nd lowest out of 12 funds, and 4th lowest out of 147 funds, respectively. At the March 16, 2007 meeting, the Board concluded that the subadvisory fee to be paid to Marsico by Roszel Advisors was reasonable. In reaching that conclusion, the Board considered the subadvisory fee in light of a variety of factors, including: (1) the nature, quality, and extent of services provided to the Portfolio; (2) the fact that the current size of the Portfolio made any discussions regarding economies of scale premature; (3) the fact that the subadvisory fee to be paid by Roszel Advisors was similar to the subadvisory fees paid for similar portfolios; (4) the relatively small amount of total subadvisory fees that Marsico had received from Roszel Advisors for its services to the Portfolio since it became the subadviser in 2005; and (5) that although Marsico may receive benefits through “soft dollar” arrangements by which brokers provide research and execution services to Marsico as part of the brokers’ provision of brokerage services to the Portfolio, this benefit was reasonable and consistent with the types of benefits generally derived by subadvisers to mutual funds.
Brokerage Transactions
Marsico is primarily responsible for decisions to buy and sell securities for the Portfolio, the selection of brokers and dealers to effect the transactions and the negotiation of brokerage commissions, if any. Orders may be directed to any broker including, to the extent and in the manner permitted by applicable law, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”).

Marsico will only use MLPF&S to execute brokerage transactions for the Portfolio if there are adequate compliance policies and procedures in place to prevent the persons responsible for selecting brokers and dealers to effect the Portfolio’s securities transactions from taking into account MLPF&S’s promotion or sale of the variable annuity contracts through which the shares of the Trust are offered, or its promotion or sale of securities of any other registered investment company, and if there are adequate compliance policies and procedures in place to prevent the Trust, and any investment adviser (including subadvisers) and principal underwriter of the Trust, from entering into any agreement or understanding under which the Trust directs, or is expected to direct, portfolio securities transactions, or any other remuneration, to MLPF&S in consideration for the promotion or sale of the variable annuity contracts through which the shares of the Trust are offered, or for MLPF&S’s promotion or sale of securities of any other registered investment company.
Purchases and sales of securities on a securities exchange are effected through brokers who charge a negotiated commission for their services. Commission rates are established pursuant to negotiations with the broker based on the quality and quantity of execution services provided by the broker in the light of generally prevailing rates. The allocation of orders among brokers and the commission rates paid are reviewed periodically by the Board.
In the over-the-counter market, securities are generally traded on a “net” basis with dealers acting as principal for their own accounts without a stated commission, although the price of a security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter’s concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid. The Trust does not deal with MLPF&S in any transaction in which MLPF&S acts as principal.
In placing orders for portfolio securities of the Portfolio, Marsico is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that Marsico seeks to execute each transaction at a price and commission, if any, which provide the most favorable total cost or proceeds reasonably attainable in the circumstances. While Marsico generally seeks reasonably competitive spreads or commissions, the Portfolio does not necessarily pay the lowest spread or commission available. In the selection of brokers and dealers to execute portfolio transactions, Marsico is authorized to consider not only prices and rates of brokerage commissions, but also other relevant factors including: (1) a broker or dealer’s execution capabilities; (2) the size of the transaction; (3) the difficulty of executing the transaction; (4) research, custody and other services provided by such brokers or dealers when Marsico believes that such services will enhance its general portfolio management capabilities; (5) a broker or dealer’s operational facilities; (6) the risk to such a broker or dealer of positioning a block of securities; and (7) brokerage service arrangements made available by the broker or dealer.
With regard to (4) above, Marsico considers research and brokerage services provided by: (a) brokers or dealers who effect, or are parties to, portfolio transactions of the Portfolio; (b) affiliates of Marsico; (c) affiliates of the subadvisers of other portfolios of the Trust; or (d) other clients of Marsico or affiliates of such other clients.

Such research and brokerage services are those which brokerage houses customarily provide to institutional investors and include research reports on particular companies and industries. Such services are used by Marsico in connection with all of its investment activities, and some of such services obtained in connection with the execution of transactions for the Portfolio may be used in managing other investment accounts. Conversely, brokers or dealers furnishing such services may be selected for the execution of transactions of such other accounts, whose aggregate assets are far larger than those of the Portfolio, and the services furnished by such brokers or dealers may be used by Marsico in providing investment advisory services for the Portfolio.
On occasions when Marsico determines that the purchase or sale of a security is in the best interest of the Portfolio as well as its other advisory clients (including any other investment portfolio of the Trust or other advisory account for which Marsico or an affiliate acts as investment adviser), Marsico, to the extent permitted by applicable laws and regulations, may aggregate the securities being sold or purchased for the Portfolio with those being sold or purchased for such other customers in order to obtain the best net price and most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, is made by Marsico in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolio and such other customers. In some instances, this procedure may adversely affect the price and size of the position obtainable for the Portfolio.
For the year ended December 31, 2006, the Portfolio paid aggregate brokerage commissions of $3,877.
Affiliated Brokerage Commissions
Subject to the above considerations, Marsico may use a broker that is an affiliated person of the Trust or Roszel Advisors, such as MLPF&S, or a broker that is an affiliated person of Marsico, to effect transactions on a securities exchange for the Portfolio it advises (an “affiliated broker”). In order for an affiliated broker to effect any portfolio transactions for the Portfolio, the commissions, fees or other remuneration received by the broker must be reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time. This standard limits affiliated brokers to receiving no more than the remuneration expected to be received by an unaffiliated broker in a commensurate arm’s-length transaction. Furthermore, the Board, which is composed entirely of independent trustees, has adopted procedures which are reasonably designed to ensure that any commissions, fees or other remuneration paid to an affiliated broker are consistent with the foregoing standard. Brokerage transactions with affiliated brokers also are subject to such fiduciary standards as applicable law imposes on Marsico and/or its affiliated brokers.
In addition, Section 11(a) of the Securities Exchange Act of 1934 provides that member firms of a national securities exchange (such as MLPF&S) may not effect transactions on such exchange for the account of an investment company of which the member firm or its affiliate is the investment adviser, except pursuant to the requirements of that Section. The Board has adopted procedures designed to insure compliance with the requirements of Section 11(a) in order that Marsico may use MLPF&S in these circumstances. In this regard, MLPF&S provides the Trust at least annually with a statement setting forth the total amount of all compensation retained by it in connection with effecting transactions for the account of the Portfolio.

The Board reviews and approves all of the Portfolio’s portfolio transactions with MLPF&S and the compensation paid to MLPF&S for such transactions.
For the fiscal year ended December 31, 2006, the Portfolio paid $210 in commissions to its affiliated brokers, within the meaning of the 1940 Act, which represented 5.42% of the aggregate commissions that the Portfolio paid for the same period and 4.33% of the Portfolio’s dollar amount of transactions.
The following table identifies each affiliated broker, the basis of the broker’s affiliation, and the amount of commissions paid to that broker for the fiscal year ended December 31, 2006:

		Aggregate Amount of
		Brokerage Commissions
		Paid for the Fiscal Year
Broker	Basis of Affiliation	Ended December 31, 2006
MLPF&S	The indirect parent of Roszel Advisors controls MLPF&S	$210
The following table sets forth certain other information for each of the brokers identified in the above table.

% of Portfolio’s
	% of Portfolio’s	Aggregate Dollar
	Aggregate Brokerage	Amount of Commission
	Commissions Paid to	Transactions Effected
	Broker	Through Broker for the
	for the Fiscal Period Year	Fiscal Year Ended
Broker	December 31, 2006	December 31, 2006
MLPF&S	5.42%	4.33%
REPORTS AVAILABLE
Copies of the Trust’s annual report will be furnished without charge upon request. Such request should be directed to MLIG Service Center, P.O. Box 44222, Jacksonville, Florida 32231-4222, or call 1-800-535-5549.
SHAREHOLDER PROPOSALS
As a general matter, the Trust does not hold annual meetings of shareholders, and, therefore, the anticipated date of a meeting of shareholders of the Portfolio cannot be provided. Any shareholder proposal that properly may be included in proxy solicitation materials for a meeting of shareholders must be received by the Trust a reasonable time prior to the date voting instructions or proxy materials are mailed to shareholders.

INQUIRIES
Shareholders or variable contract owners may make inquiries by contacting their registered sales representative or by writing or calling the Trust, MLLIC or MLLICNY.
OTHER INFORMATION
J.P. Morgan Investor Services Co. (“JPMIS”) provides certain administrative services to the Trust pursuant to an administration agreement between J.P. Morgan and the Trust. JPMIS is located at 73 Tremont Street, Boston, Massachusetts 02108-3913.
MLPF&S serves, without compensation from the Trust, as principal underwriter to the Trust pursuant to an agreement between MLPF&S and the Trust. MLPF&S is located at 4 World Financial Center, New York, New York 10080 and is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc.

Appendix A
PRINCIPAL EXECUTIVE OFFICER AND DIRECTORS OF
MARSICO CAPITAL MANAGEMENT, LLC

Name	Principal Occupation
Thomas F. Marsico	Chief Executive Officer and Chief Investment Officer

Christopher J. Marsico	President

Neil L. Gloude	Executive Vice President, Chief Financial Officer and Treasurer

Thomas M.J. Kerwin	Executive Vice President, General Counsel and Secretary

Kenneth M. Johnson	Executive Vice President and Director of Marketing and Client Services

Steven R. Carlson	Executive Vice President and Chief Compliance Officer

James G. Gendelman	Vice President and Portfolio Manager

Corydon J. Gilchrist	Vice President and Portfolio Manager
The address of each of the above-named individuals is 1200 17th Street, Suite 1600, Denver, CO 80202.

1

Appendix B
Marsico Capital Management, LLC also serves as investment adviser or sub-adviser to the following investment companies, which have investment objectives similar to the Roszel/Marsico Large Cap Growth Portfolio, at the fee rates set forth below.

Comparable		Approximate Net
Funds for which		Assets as of	Subadvisory Fee Paid to Marsico **
Marsico serves as		12/31/07	(as a percent of average daily net assets)
Subadviser		(in millions)	(as of 12/31/07)
Fund A		$724.4	0.40%
Fund B		$421.7
Fund C		$5,540.7	0.40% on first $1.5 billion
Fund D	*	$295.1	0.35% on all assets >$1.5 billion
Fund E	*	$171.4
Fund F	*	$21.3
Fund G	*	$67.9
Fund H	*	$71.9
Fund I	*	$253.5
Fund J		$169.6	0.40%
Fund K		$7,054.8	0.45% on aggregate up to $18 billion
Fund L		$1,341.3	0.40% on aggregate >$18 billion and <$21 billion 0.35% on aggregate >$21 billion
Fund M	*	$432.4	0.45% on first $400 million
			0.40% on assets >$400 million
Fund N		$1,022.3	0.45% on first $500 million
			0.40% on $500 million to $1.5 billion
			0.35% on assets >$1.5 billion
Fund O		$20.7	0.40% on first $1.5 billion
			0.35% on assets >$1.5 billion
Fund P	*	$522.2	0.50% on the first $300 million
			0.45% on assets >$300 million and <$400 million
			0.40% on assets >$400 million
Fund Q	*	$191.6	0.325% on first $500 million
Fund R	*	$450.2	0.275% on assets >$500 million to <$750 million
			0.225% on assets >$750 million
Fund S		$1374.3	0.35%

*	Denotes a multi-manager fund. Assets reflect the Marsico-managed portion only.

**	A principal investment manager other than Marsico typically charges management fees to these mutual funds that include both the fees paid to Marsico and additional management fees paid to the principal investment manager.

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Advisory Fee
Comparable Funds for		(as a percent of
which Marsico serves	Approximate Net	average daily net	Subject to Voluntary
as the Investment	Assets as of 12/31/07	assets)	or Contractual
Adviser***	(in millions)	(as of 12/31/07)	Expense Limitations
Marsico Growth Fund	$3,093.5	0.85%	Yes, 1.50%****

***	The Marsico Growth Fund is Marsico’s proprietary mutual fund. The services that Marsico provides to this fund as manager and investment adviser are much broader in scope than the services that Marsico provides as an investment subadviser to other funds.

****	As a percent of average daily net assets.

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Exhibit A
Form of Investment Subadvisory Agreement
for the
Roszel/Marsico Large Cap Growth Portfolio
INVESTMENT SUB-ADVISORY AGREEMENT
     THIS INVESTMENT SUB-ADVISORY Agreement (“Agreement”), made this ___ day of                     , 2007, by and between Roszel Advisors, LLC, a Delaware limited liability company (the “Adviser”), and Marsico Capital Management, LLC, a Delaware limited liability company (the “Sub-Adviser”).
Adviser and Sub-Adviser agree as follows:
1. Adviser hereby engages the services of the Sub-Adviser in connection with Adviser’s management of the Roszel/Marsico Large Cap Growth Portfolio (formerly the Roszel/Marsico Large Cap Core Portfolio) (the “Portfolio”) of MLIG Variable Insurance Trust (the “Trust”). Pursuant to this Agreement and subject to the oversight and supervision by Adviser and the officers and the board of trustees of the Trust, Sub-Adviser shall manage the investment and reinvestment of the assets of the Portfolio that the Adviser shall, from time to time direct.
2. Sub-Adviser hereby accepts appointment by Adviser in the foregoing capacity and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.
3. In particular, Sub-Adviser shall furnish continuously an investment program for the Portfolio and shall determine from time to time in its discretion the securities and other investments to be purchased or sold or exchanged and what portions of the Portfolio shall be held in various securities, cash or other investments. Sub-Adviser may give standing instructions to the Portfolio’s custodian to automatically invest any uninvested cash assets of the Portfolio in particular cash equivalent investments on a daily basis. In this connection, Sub-Adviser shall provide Adviser and the officers and trustees of the Trust with such reports and documentation as the latter shall reasonably request regarding Sub-Adviser’s management of the Portfolio assets.
4. Sub-Adviser shall carry out its responsibilities under this Agreement in compliance with: (a) the Portfolio’s investment objective, policies and restrictions as set forth in the Trust’s current registration statement, (b) such policies or directives as the Trust’s trustees may from time to time establish or issue and communicate to the Sub-Adviser in writing, and (c) applicable law and related regulations. Adviser shall promptly notify Sub-Adviser in writing of changes to (a) or (b) above and shall notify Sub-Adviser in writing of changes to (c) above promptly after it becomes aware of such changes.
     In particular, the Sub-Adviser shall be responsible to ensure that the Portfolio: (a) complies with the diversification requirements of Section 817(h) of the Internal Revenue Code of l986, as amended, (the “Code”) and regulations issued thereunder as these apply to separate accounts through which variable life insurance contracts and variable annuity contracts are issued, and (b) continuously qualifies as a regulated investment company under Sub-Chapter M of the Code.

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     Sub-Adviser shall not consult with other sub-advisers of the Portfolio, or sub-advisers of other investment portfolios of the Trust, concerning transactions in portfolio securities or other portfolio investments of the Portfolio.
     Sub-Adviser does not warrant that the investment performance or holdings of the Portfolio will match the performance or holdings of an index or benchmark or any other portfolio managed by Sub-Adviser. The performance and holdings of the Portfolio may differ substantially from those of other portfolios managed by Sub-Adviser. Adviser and the Trust may represent in disclosure documents (to the extent consistent with specific disclosure language agreed upon by the Sub-Adviser) that the Sub-Adviser will manage the Portfolio in the Sub-Adviser’s diversified growth style. Adviser and the Trust will not represent, however, that the Sub-Adviser will manage the Portfolio identically with or similarly to any other particular portfolio managed by Sub-Adviser.
     5. Sub-Adviser shall take all actions which it considers necessary to implement the investment policies of the Portfolio as these relate to the Portfolio, and in particular, to place all orders for the purchase or sale of securities or other investments for the Portfolio with brokers or dealers selected by it, and to that end, Sub-Adviser is authorized as the agent of the Trust to give instructions to the Trust’s custodian as to deliveries of securities or other investments and payments of cash for the account of the Portfolio. In connection with the selection of brokers or dealers and the placing of purchase and sale orders with respect to investments of the Portfolio, except where Adviser or the Trust instruct Sub-Adviser to place orders with a particular broker or dealer, Sub-Adviser is directed at all times to seek to obtain best execution within the policy guidelines determined by the Trust’s board of trustees and set forth in the Trust’s current registration statement, and Sub-Adviser’s applicable policies and procedures.
     As currently permitted by the policy and guidelines set forth in the Trust’s current registration statement and as authorized by Section 28(e) of the Securities Exchange Act of 1934, Sub-Adviser is authorized to consider, in the selection of brokers and dealers to execute portfolio transactions, not only the available prices and rates of brokerage commissions, but also other relevant factors which may include, without limitation: (a) the execution capabilities of such brokers and dealers, (b) research, custody and other services provided by such brokers and dealers which the Sub-Adviser believes will enhance its general portfolio management capabilities, (c) the size of the transaction, (d) the difficulty of execution, (e) the operational facilities of such brokers and dealers, (f) the block-positioning capabilities of such brokers or dealers, and (g) the overall quality of brokerage and research services provided by such brokers and dealers. In connection with the foregoing, Sub-Adviser is specifically authorized to pay those brokers and dealers who provide brokerage and research services to it a higher commission than that charged by other brokers and dealers if the Sub-Adviser determines in good faith that the amount of such commission is reasonable in relation to the value of such services in terms of either the particular transaction or in terms of Sub-Adviser’s overall responsibilities with respect to the Portfolio and to any other client accounts or portfolios which Sub-Adviser advises. The execution of such transactions shall not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.

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     In connection with the selection of brokers or dealers and the placing of purchase and sale orders with respect to investments of the Portfolio, when instructed to do so by either the Trust or the Adviser, Sub-Adviser agrees, consistent with its applicable policies and procedures, and is authorized to place orders with one or more brokers or dealers identified by the Trust or Adviser (including brokers or dealers who are affiliated persons of the Trust or Adviser). The execution of such transactions shall not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.
     Sub-Adviser also is authorized to aggregate purchase and sale orders for securities held (or to be held) in the Portfolio with similar orders being made on the same day for other client accounts or portfolios managed by Sub-Adviser. When an order is so aggregated Sub-Adviser will generally, consistent with its applicable policies and procedures: (a) seek to assure that each account participating in the aggregated transaction receives the average share price for the securities, and (b) all transaction costs incurred in effecting the aggregated transaction shall be shared on a pro-rata basis among the accounts or portfolios (including the Portfolio) participating in the transaction. The Adviser and the Trust recognize that in some cases aggregating transactions may adversely affect the size of the position obtainable for the Portfolio.
     When recommending or effecting a transaction in a particular security or investment for more than one client account or portfolio (including the Portfolio), Sub-Adviser may allocate such recommendations or transactions among any or all accounts and portfolios for whom the recommendation is made or transaction is effected on a basis that Sub-Adviser considers equitable.
6. Sub-Adviser’s services under this Agreement are not exclusive. Sub-Adviser may provide the same or similar services to other clients. Adviser acknowledges that, except when transactions for multiple clients are aggregated, transactions in a specific security or other investment may not be recommended or executed at the same time or price for all client accounts or portfolios (including the Portfolio) for which that security or investment is recommended or executed. This Agreement does not require Sub-Adviser to give priority to the Portfolio over other client accounts or portfolios.
7. Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser, the Trust or the Portfolio or otherwise be deemed agents of the Adviser, the Trust or the Portfolio.
8. An affiliated person of Sub-Adviser may act as broker for the Portfolio in connection with the purchase or sale of securities or other investments for the Portfolio, subject to: (a) the requirement that Sub-Adviser seek to obtain best execution within the policy guidelines determined by the Trust’s board of trustees and set forth in the Trust’s current registration statement and Sub-Adviser’s applicable policies and procedures; (b) the provisions of the Investment Advisers Act of 1940, as amended (the “Advisers Act”); (c) the provisions of the Securities Exchange Act of 1934, as amended; and (d) other applicable provisions of law. Such brokerage services are not within the scope of the duties of Sub-Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by Trust’s board of trustees, Sub-Adviser’s affiliated persons may receive brokerage commissions, fees or other remuneration from the Portfolio or the Trust for such services in addition to Sub-Adviser’s fees for services under this Agreement.

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9. The Adviser delegates the Adviser’s discretionary authority to exercise proxy voting rights with respect to the securities and other investments in the Portfolio to the Sub-Adviser. The Sub-Adviser shall exercise these voting rights unless and until the Adviser revokes this delegation. The Adviser may revoke this delegation at any time without cause. The Sub-Adviser’s Proxy Voting Policy and Procedures shall guide all proxy voting decisions by the Sub-Adviser. The Sub-Adviser shall maintain and preserve a record, in an easily-accessible place, of the Sub-Adviser’s voting procedures, and of the Sub-Adviser’s actual votes for such period as required under the Advisers Act, and shall supply or have its designee supply this record to the Adviser, or any authorized representative of the Adviser, upon the written request of the Adviser or the Adviser’s authorized representative, as appropriate. The Sub-Adviser shall have no responsibility to process or file any claim forms relating to any litigation by or on behalf of the Trust or the Portfolio.
10. Sub-Adviser will not take or receive physical possession of cash, securities or other investments of the Portfolio.
11. Sub-Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission under the Advisers Act. Sub-Adviser shall remain so registered throughout the term of this Agreement and shall notify Adviser immediately if Sub-Adviser ceases to be so registered as an investment adviser.
12. Sub-Adviser: (a) is duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted, (b) has the authority to enter into and perform the services contemplated by this Agreement, (c) is not prohibited by the Investment Company Act of 1940, as amended, (the “1940 Act”) or the Advisers Act from performing the services contemplated by this Agreement, (d) has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self regulatory agency, necessary to be met in order to perform the services this Agreement, and (e) will promptly notify Adviser of the occurrence of any event that Sub-Adviser is aware of that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.
13. Adviser: (a) is duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted, (b) has the authority to enter into and perform the services contemplated by this Agreement, (c) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (d) has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services of this Agreement, and (e) will promptly notify Sub-Adviser of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act. Adviser represents that the Trust is (and during the term of this Agreement, will remain) registered as an open-end management investment company under the 1940 Act and that the shares of the Trust representing an interest in the Portfolio are (and during the term of this Agreement will remain) registered under the Securities Act of 1933 and under any applicable state securities laws.

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14. Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-l under the 1940 Act and will provide Adviser and the Trust with a copy of that code, together with evidence of its adoption. Within 20 days of the end of each calendar quarter during which this Agreement remains in effect, the Sub-Adviser shall certify to Adviser or the Trust that Sub-Adviser has adopted procedures reasonably necessary to prevent Access persons from violating its Code of Ethics, and will report any material changes in or material violations of its Code of Ethics.
15. For the services rendered, the facilities furnished and the expenses assumed by Sub-Adviser, Adviser shall pay Sub-Adviser at the end of each month a fee based on the average daily net assets of the Portfolio at an annual rate of 0.40%.
     Sub-Adviser’s fee shall be accrued daily at 1/365th of the applicable annual rate set forth above. For the purpose of accruing compensation, the net assets of the Portfolio shall be determined in the manner and on the dates set forth in the current prospectus of the Trust, and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined. In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within thirty business days of the date of termination.
     During any period when the determination of net asset value is suspended, the net asset value of the Portfolio as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.
16. Sub-Adviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Portfolio’s investments that are required to be maintained by the Trust pursuant to the requirements of paragraphs (b)(5), (b)(6), (b)(7), (b)(l0) and (f) of Rule 3la-1 under the 1940 Act.
     Sub-Adviser agrees that all books and records which it maintains for the Portfolio or the Trust are the property of the Trust and further agrees to surrender promptly to the Adviser or the Trust any such books, records or information upon the Adviser’s or the Trust’s request (provided, however, that Sub-Adviser may retain copies of such records). All such books and records shall be made available, within five business days of a written request, to the Trust’s accountants or auditors during regular business hours at Sub-Adviser’s offices. Adviser and the Trust or either of their authorized representatives shall have the right to copy any records in the possession of Sub-Adviser which pertain to the Portfolio or the Trust. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to Adviser or the Trust. The Sub-Adviser agrees that any policies and procedures established by the Sub-Adviser for managing client assets, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state regulations governing the sub-adviser/client relationship and management of the investment and reinvestment of client assets, shall be made available for inspection by the Adviser and the Trust or either of their authorized representatives not less frequently than annually.

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17. Sub-Adviser agrees that it will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement or specifically by Adviser or the Trust, or if such disclosure is required by federal or state regulatory authorities; provided, however, that the Sub-Adviser may disclose information about the Portfolio to other persons for operational, compliance, or risk management purposes as necessary for Sub-Adviser to perform its duties under this Agreement.
     Sub-Adviser may disclose the investment performance of the Portfolio, provided that such disclosure does not reveal the identity of the Adviser, the Portfolio or the Trust. Sub-Adviser may, however, disclose that Adviser, the Trust and the Portfolio are its clients, provided that such disclosure does not reveal the investment performance or the composition of the Portfolio’s assets managed by the Sub-Adviser.
18. In the absence of willful misfeasance, bad faith or gross negligence on the part of Sub-Adviser or its officers, trustees or employees, or reckless disregard by Sub-Adviser of its duties under this Agreement (together, “disabling conduct”), Sub-Adviser shall not be liable to Adviser, the Portfolio, the Trust or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.
19. Sub-Adviser agrees to indemnify and defend Adviser, its officers, trustees, partners, employees and any person who controls Adviser for any loss or expense (including reasonable attorneys’ fees) arising out of any claim, demand, action, suit or proceeding arising out of any actual or alleged material misstatement or omission in the Trust’s registration statement, any proxy statement, or communication to current or prospective investors in the Portfolio arising directly out of disclosure about Sub-Adviser provided to Adviser by Sub-Adviser.
     Sub-Adviser agrees to indemnify and defend Adviser, its officers, trustees, partners, employees and any person who controls Adviser for any loss or expense (including reasonable attorneys’ fees) arising out of any claim, demand, action, suit or proceeding arising out of the Sub-Adviser’s failure to ensure that the Portfolio: (a) complies with the diversification requirements of Section 817(h) of the Code and regulations issued thereunder as these apply to separate accounts through which variable life insurance contracts and variable annuity contracts are issued, and (b) continuously qualifies as a regulated investment company under Sub-Chapter M of the Code.
20. Adviser agrees to indemnify and defend Sub-Adviser, its officers, trustees, partners, employees and any person who controls Sub-Adviser for any loss or expense (including reasonable attorneys’ fees) arising out of any claim, demand, action, suit or proceeding arising out of any actual or alleged material misstatement or omission in the Trust’s registration statement, any proxy statement, or other communication to current or prospective investors in the Portfolio (other than a misstatement or omission arising directly out of disclosure about Sub-Adviser approved by the Sub-Adviser or provided to Adviser or the Trust by Sub-Adviser).
21. The Sub-Adviser agrees to permit the Adviser and the Trust to use its name, along side the Adviser’s name, in the Portfolio’s name and in descriptions of the Portfolio, as these appear in the Trust’s prospectus(es) and/or sales literature related to the Portfolio, provided, however, that the Adviser and the Trust shall cease such use of the Sub-Adviser’s name in the event that this Agreement is terminated.

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22. This Agreement shall not become effective unless and until it is approved by the board of trustees of the Trust, including a majority of trustees who are not parties to this Agreement or interested persons of any such party to this Agreement, and, to the extent required by law, a majority of the outstanding shares of the class of the Trust’s stock representing an interest in the Portfolio. This Agreement shall come into full force and effect on the date which it is so approved. This Agreement shall continue in effect for two years and shall thereafter continue in effect from year to year so long as such continuance is specifically approved at least annually by (a) the board of trustees of the Trust, or by the vote of a majority of the outstanding shares of the class of stock representing an interest in the Portfolio, and (b) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.
23. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time without the payment of any penalty, by the Trust’s board of trustees, or by vote of a majority of the outstanding shares of the class of stock representing an interest in the Portfolio on sixty days written notice to the Adviser and Sub-Adviser, or by the Adviser, or by the Sub-Adviser, on sixty days written notice to the other. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the investment advisory agreement between the Adviser and the Trust regarding the Adviser’s management of the Portfolio.
24. This Agreement may be materially amended by the parties only if such amendment is specifically approved by (a) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, and, if required by applicable law, (b) a majority of votes attributable to the outstanding Trust shares of the class representing an interest in the Portfolio.
25. The terms “assignment”, “affiliated person” and “interested person”, when used in this Agreement, shall have the respective meanings specified in the 1940 Act. The term “majority of the outstanding shares of the class” means the lesser of (a) 67% or more of the votes attributable to shares of such class present at a meeting if more than 50% of the votes attributable to such shares are present or represented by proxy or (b) more than 50% of the votes attributable to shares of such class.
26. This Agreement shall be construed in accordance with laws of the State of Delaware, and applicable provisions of the Advisers Act and 1940 Act.
27. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

Roszel Advisors, LLC

By:
Name:	John Manetta
Title:	President

ATTEST:

Marsico Capital Management, LLC
By:
Name:	Christopher J. Marsico
Title	President

ATTEST:

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